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Exhibit 3.1a
                        CERTIFICATE OF CORRECTION

                   FILED TO CORRECT CERTAIN ERRORS IN
                CERTIFICATE OF THE POWERS, DESIGNATIONS,
                      PREFERENCES AND RIGHTS OF THE
         SERIES C 7.00% CUMULATIVE CONVERTIBLE PREFERRED STOCK,
                            $.0001 PAR VALUE

                                   OF

                       SIMON PROPERTY GROUP, INC.

                         FILED IN THE OFFICE OF
                   THE SECRETARY OF STATE OF DELAWARE
                           ON AUGUST 27, 1999



     SIMON PROPERTY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is SIMON PROPERTY GROUP, INC. (the "Corporation").

     2. That a Certificate of Powers, Designations, Preferences and Rights for the Series C 7.00% Cumulative Convertible Preferred Stock of the Corporation(the "Designation Certificate") was filed by the Secretary of State of Delaware on August 27, 1999 and that said
Designation Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracies or defects of the Designation Certificate to be corrected are as follows:

          a.   Section 1 currently reads as follows:

               "SECTION 1.    Designation and Number.  The designation
               of the series of Preferred Stock of the Corporation created by this Certificate of Designation shall be "Series C 7.00% Cumulative Convertible Preferred Stock" (the "7.00% Cumulative Convertible Preferred Stock"). The authorized number of shares of 7.00% Cumulative Convertible Preferred Stock shall be 1,500,000, with par value $.0001 per share."

          b.   Section 13 currently includes a definition for "c".

     4. The portion of the Designation Certificate in corrected form is as follows:

          a. Section 1 shall be deleted in its entirety and replaced by the following:

               "SECTION 1.    Designation and Number.  The designation
               of the series of Preferred Stock of the Corporation created by this Certificate of Designation shall be "Series C 7.00% Cumulative Convertible Preferred Stock" (the "7.00% Cumulative Convertible Preferred Stock"). The authorized number of shares of 7.00% Cumulative Convertible Preferred Stock shall be 2,700,000, with par value $.0001 per share."

          b. The term "c" and corresponding definition in Section 13 shall be deleted in its entirety replaced by the following:

               "Current Per Share Market Price" on any date shall mean the average of the Closing Prices for the five consecutive Trading Days ending on such date.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James M. Barkley its Secretary, this 20th day of October, 1999.

                              SIMON PROPERTY GROUP, INC.



                              By:
                                 Name:  James M. Barkley



                        CERTIFICATE OF CORRECTION

                   FILED TO CORRECT A CERTAIN ERROR IN
                CERTIFICATE OF THE POWERS, DESIGNATIONS,
                      PREFERENCES AND RIGHTS OF THE
          SERIES D 8.00% CUMULATIVE REDEEMABLE PREFERRED STOCK,
                            $.0001 PAR VALUE

                                   OF

                       SIMON PROPERTY GROUP, INC.

                         FILED IN THE OFFICE OF
                   THE SECRETARY OF STATE OF DELAWARE
                           ON AUGUST 27, 1999



     SIMON PROPERTY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is SIMON PROPERTY GROUP, INC. (the "Corporation")

     2. That a Certificate of Powers, Designations, Preferences and Rights for the Series D 8.00% Cumulative Redeemable Preferred Stock of the Corporation (the "Designation Certificate") was filed by the Secretary of State of Delaware on August 27, 1999 and that said
Designation Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracies or defects of the Designation Certificate to be corrected are as follows:

          a.   Section 1 currently reads as follows:

               " SECTION 1.   Designation and Number.  The designation
               of the series of Preferred Stock of the Corporation created by this Certificate of Designation shall be "Series D 8.00% Cumulative Redeemable Preferred Stock" (the "8.00% Cumulative Redeemable Preferred Stock"). The authorized number of shares of 8.00% Cumulative Redeemable Preferred Stock shall be 1,500,000, with par value $.0001 per share."

     4. The portion of the Designation Certificate in corrected form is as follows:

          a. Section 1 shall be deleted in its entirety and replaced by the following:

               " SECTION 2.   Designation and Number.  The designation
               of the series of Preferred Stock of the Corporation created by this Certificate of Designation shall be "Series D 8.00% Cumulative Redeemable Preferred Stock" (the "8.00% Cumulative Redeemable Preferred Stock"). The authorized number of shares of 8.00% Cumulative Redeemable Preferred Stock shall be 2,700,000, with par value $.0001 per share."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James M. Barkley its Secretary, this 20th day of October, 1999.

                              SIMON PROPERTY GROUP, INC.



                              By:
                                 Name:  James M. Barkley